Exhibit 99.1

Form of Lock-Up Agreement

February 28, 2020

COWEN AND COMPANY, LLC

EVERCORE GROUP L.L.C.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re: NKARTA, INC. – Registration Statement on Form S-1 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Nkarta, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC (“Cowen”), Evercore Group L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date of the public filing of the registration statement used to sell the Common Stock pursuant to the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such 180-day period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into, or publicly announce the intention to enter into, any swap, hedge or similar agreement or arrangement that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or publicly announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Cowen agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Cowen will notify the Company of the impending release or waiver, and (ii) if required by FINRA Rule 5131 (or any successor provision thereto), the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Cowen hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

If any Beneficially Owned Shares (or any security convertible into or exercisable or exchangeable for shares of Common Stock) held by any person or entity (other than the undersigned) (the “Released Holder”) is released (the “Released Shares”) from the restrictions set forth in a lock-up agreement related to the proposed public offering of the Company during the Lock-Up Period (the “Early Release”), the same percentage of Beneficially Owned Shares held by the undersigned (i.e., a number of the shares equal to the aggregate number of Beneficially Owned Shares held by the undersigned multiplied by a percentage, the numerator of which is the Released Shares and the denominator of which is the aggregate number of Beneficially Owned Shares held by the Released Holder) shall be released on the same terms from the lock-up restrictions set forth herein (the “Pro Rata Release”); provided, that the Pro Rata Release shall not apply with respect to any Early Release (1) if the Early Release is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in the applicable lock-up agreement to the extent and for the duration that the terms therein remain in effect at the time of transfer, or (2) the aggregate value of the Common Stock subject to all other Early Releases granted to Released Holders is less than or equal to $5,000,000. Cowen shall use commercially reasonable efforts to promptly notify the Company of each such Early Release (provided that the failure to provide such notice shall not give rise to any claim or liability against Cowen or the Underwriters). The undersigned further acknowledges that Cowen is under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by Cowen of any such notice, which is a matter exclusively between the undersigned and the Company.

The restrictions set forth in the second paragraph shall not apply to:

(1)    if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift, or gifts, or for bona fide estate planning purposes, (b) to any member of the immediate family (as defined below) of the undersigned or to a trust the direct or indirect beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (c) by will, testamentary document, or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)    if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner (which for the avoidance of doubt includes limited and general partners) or member or managers of, or owner of a similar equity interest in, the undersigned, as the case may be, or to the estates of any such stockholders, partners, members, managers, or owners of similar equity interest in the undersigned, if, in any such case, such transfer is not for value;

(3)    if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is a direct or indirect affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)    if the undersigned is a trust, to a trust, trustee or beneficiary of the trust or to the estate of a trustor, trustee or beneficiary of such trust;

(5)    the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (or the economic consequences of ownership of Common Stock) that occurs pursuant to a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or pursuant to any other court order;

(6)     transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in the offering or in open market transactions after completion of the offering (other than transactions in respect of shares of Common Stock owned by an officer or director of the Company);

(7)    to the Company pursuant to the undersigned’s employment agreement or agreements governed by the Company’s equity incentive plans described in the final prospectus relating to the offering (the “Prospectus”) under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned;

(8)     the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(9) any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus; if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (9);

(10)     the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company that is approved by the board of directors of the Company, provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this Agreement; and

(11)     the conversion or reclassification of the outstanding preferred shares or other securities of the Company into Common Stock in connection with the consummation of the offering as described in the Prospectus, provided, however, that any such Common Stock received upon such conversion or reclassification shall be subject to the restrictions contained in this Agreement;

provided, however, that (A) in the case of any transfer described in clause (1) through (5) above, it shall be a condition to the transfer that the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (B) in the case of any transfer described in clauses (2) through (4) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (C) in the case of any transfer described in clauses (5) or (7), any required filings made under Section 16 of the Exchange Act shall state that the transfer is by operation of law, court order, in connection with a divorce settlement, a repurchase by the Company or the exercise of the Company’s right of first refusal, as the case may be, and no other public announcement shall be required or voluntarily made, and (D) in the case of any transfer described in clauses (1) or (4) such transfer shall not involve a disposition for value. For purposes of this paragraph, “immediate family” shall mean a spouse or domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act. For the purposes of clause (10), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the offering), of the Company’s voting securities if, after such transfer such person or group of affiliated persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 90% or more of the outstanding voting securities of the Company (or the surviving entity).

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising or settlement of any options or warrants to purchase Common Stock (which exercises may be effected on a cashless or net exercise basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises or settlement will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock except in compliance with the foregoing restrictions.

The undersigned further agrees that, without the prior written consent of Cowen, it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) the Company notifies Cowen in writing that it does not intend to proceed with the offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the offering, (iii) the Underwriting Agreement is not executed by September 30, 2020, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. Furthermore, this Agreement shall only be binding on the undersigned if all named executive officers and directors of the Company, as well as all stockholders owning more than five percent (5%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) have entered into similar agreements. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

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